EXHIBIT 99.1

MINDSPEED® COMPLETES 1-FOR-5 REVERSE STOCK SPLIT

NEWPORT BEACH, Calif., JULY 1, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that the company has completed a previously-announced 1-for-5 reverse split of its common stock effective at 11:59 p.m., Eastern Time, on June 30, 2008.  Mindspeed’s common stock will begin trading on The NASDAQ Global Market on a split-adjusted basis when the market opens today, July 1, 2008, under the temporary trading symbol “MSPDD.”  The trading symbol will revert back to “MSPD” after twenty trading days.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications such as converged VoIP and data, and broadband optical transmission in enterprise, access, metropolitan and wide area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier, network processing and traffic management devices.

Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

Safe Harbor Statement

This press release contains statements relating to Mindspeed that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties.  All forward-looking statements in this press release are made as of the date hereof, based on information available to Mindspeed as of the date hereof, and we assume no obligation to update any forward-looking statement.

###